FOR IMMEDIATE RELEASE

Contact:  Ivan W. Webb

               President and Chief Executive Officer
            BroadBand Wireless International Corporation

            254-442-1603

                        BROADBAND WIRELESS FILES LAWSUIT

Cisco, Texas - (May 24, 2000) - BroadBand Wireless International Corporation (OTCBB: BBAN) today announced that it has filed a lawsuit in Oklahoma County District Court against, among others, Ronald L. Baker and Aarow Environmental Group, Inc., a publicly held company headquartered in Oklahoma City, Oklahoma. The lawsuit alleges that Mr. Baker, who formerly was President and a director of BroadBand Wireless International Corporation, converted corporate opportunities of BroadBand for his personal use and the use of Aarow Environmental Group, Inc. According to Aarow's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 22, 2000, Mr. Baker currently serves as President of Aarow Environmental Group, Inc. Ivan W. Webb, Chairman of the Board of Directors of the Company, who was elected President to replace Mr. Baker, said, "BroadBand intends to pursue all available remedies against Mr. Baker and Aarow Environmental Group, Inc. for their actions." "We will update our shareholders as the litigation progresses," concluded Mr. Webb.